J.P. Morgan Exchange-Traded Fund Trust

(the “Trust”)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Brian S. Shlissel, Paul Shield, Frederick J. Cavaliere, Michael M. D’Ambrosio, Jessica K. Ditullio, Elizabeth A. Davin, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch, Anthony Geron, Matthew J. Beck, Kiesha T. Atwood-Smith and Max Vogel, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to: (1) the acquisition by JPMorgan Inflation Managed Bond ETF of the assets of JPMorgan Inflation Managed Bond Fund, a series of JPMorgan Trust I, (2) the acquisition by JPMorgan International Research Enhanced Equity ETF of the assets of JPMorgan International Research Enhanced Equity Fund, a series of JPMorgan Trust II, (3) the acquisition by JPMorgan Market Expansion Enhanced Equity ETF of the assets of JPMorgan Market Expansion Enhanced Index Fund, a series of JPMorgan Trust II, and (4) the acquisition by JPMorgan Realty Income ETF of the assets of JPMorgan Realty Income Fund, a series of Undiscovered Managers Funds, any and all Pre-Effective Amendments to said Registration Statement, any and all Post-Effective Amendments to said Registration Statement, and any and all supplements thereto or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person in his capacity as Treasurer and Principal Financial Officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Timothy J. Clemens
Timothy J. Clemens	Dated: January 18, 2022